Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Elise Chittick	Scott Eckstein
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD HOSPITALITY TRUST REPORTS

FOURTH QUARTER AND YEAR END RESULTS

RevPAR Growth of 8.6% for all hotels in the Highland Hospitality Portfolio

Hotel EBITDA Margin growth of 295 bps for all hotels in the Highland Hospitality Portfolio

Adjusted EBITDA increased 10.9% for the Fourth Quarter

Adjusted EBITDA increased 14.3% for the Full Year 2012

DALLAS, February 27, 2013 — Ashford Hospitality Trust, Inc. (NYSE: AHT) today reported the following results and performance measures for the fourth quarter ended December 31, 2012. The performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) are proforma. Unless otherwise stated, all reported results compare the fourth quarter ended December 31, 2012, with the fourth quarter ended December 31, 2011 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

FINANCIAL HIGHLIGHTS

•	Adjusted EBITDA increased $8.2 million or 10.9% during the fourth quarter and $42.3 million or 14.3% for the full-year 2012

•	RevPAR for all hotels in continuing operations, including the Highland Hospitality portfolio, increased 5.3% during the quarter

•	RevPAR increased 8.6% for all hotels in the Highland Hospitality portfolio, driven by a 4.8% increase in ADR and a 242 basis point increase in occupancy

•	RevPAR increased 4.4% for all Legacy hotels in continuing operations, driven by a 2.5% increase in ADR and a 124 basis point increase in occupancy

•	For the full-year 2012, RevPAR for all hotels in continuing operations, including the Highland Hospitality portfolio, increased 5.1%

•	Hotel operating profit for all hotels, including the Highland Hospitality portfolio, increased by $8.2 million, or 9.5%

•	Hotel operating profit margin increased 133 basis points for all Legacy hotels not under renovation in continuing operations

•	Hotel operating profit margin increased 337 basis points for all Highland Hospitality hotels not under renovation in continuing operations

•

Net loss attributable to common shareholders was $21.1 million, or $0.32 per diluted share, compared with net loss attributable to common shareholders of $18.3 million, or $0.28 per diluted share, in the prior-year quarter

•

Adjusted funds from operations (AFFO) was $0.39 per diluted share for the quarter as compared with $0.42 from the prior-year quarter; Interest Rate Derivative Income decreased by $8.2 million as the benefits from our Flooridor terminated in 2011, impacting AFFO per share by $0.10

•	At the end of the fourth quarter 2012, Ashford had cash and cash equivalents of $186 million

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AHT Reports Fourth Quarter Results

February 27, 2013

CAPITAL ALLOCATION

•	Capex invested in the quarter for the Legacy portfolio was $18.8 million bringing the full-year total to $81.4 million

•	Ashford’s pro rata share of capex invested in the quarter for the Highland Hospitality portfolio was $6.8 million bringing the full-year total to $26.7 million

CAPITAL STRUCTURE

At December 31, 2012, Ashford had total assets of $3.5 billion in continuing operations, and $4.5 billion overall including the Highland portfolio which is not consolidated. As of December 31, the Company had $2.3 billion of mortgage debt in continuing operations and $3.1 billion overall including Highland Hospitality. The Company’s total combined debt had a blended average interest rate of 4.5%, with a weighted average debt maturity of 3.7 years.

During the fourth quarter of 2012, Ashford successfully refinanced a $154 million non-recourse mortgage loan with a 12.72% interest rate. The loan was refinanced with a new $211 million mortgage loan with a two-year initial term and three one-year extension options, subject to the satisfaction of certain conditions. The new loan is interest only and provides for a floating interest rate of LIBOR + 6.15% with a 0.25% LIBOR Floor. The refinance resulted in over $50 million of excess proceeds and the annual interest savings will be about $6 million per year, resulting in AFFO per share accretion of approximately $0.07. This new debt financing was neutral to the company on a net debt basis. The new loan remains secured by the same five hotels including: the Embassy Suites Crystal City, Embassy Suites Orlando Airport, Embassy Suites Santa Clara, Embassy Suites Portland and the Hilton Costa Mesa.

On November 27, 2012, Ashford completed the sale of the Doubletree Guest Suites in Columbus, Ohio. The transaction generated approximately $7.3 million in net proceeds.

On December 18, 2012, the Company announced that it and its joint venture partner, Prudential Real Estate Investors or PREI®, closed a $103.0 million loan secured by the Hilton Boston Back Bay Hotel in Boston, Massachusetts. The Hilton Boston Back Bay is part of the Highland Hospitality Portfolio of which Ashford has a 71.74% ownership interest. The new financing has a five-year term and bears interest at a fixed interest rate of 4.38%, replacing an existing $63.0 million loan on the property with a fixed interest rate of 5.96%. At closing, $31.9 million of the excess loan proceeds were used to pay down the mezzanine debt balance on the overall Highland Hospitality Portfolio, which had an average interest rate of 8.4%, thereby achieving annual interest savings of approximately $2.0 million.

On December 19, 2012, the Company transferred ownership of the Hilton El Conquistador in Tucson to the lender as part of a consensual foreclosure agreement previously disclosed. Transferring this hotel to the lender has served to lower Ashford’s overall debt level by $19.7 million while increasing both EBITDA and AFFO.

On December 27, 2012 the Company, along with its joint venture partner, Prudential Real Estate Investors or PREI®, closed a $112.6 million loan secured by the Renaissance Hotel in Nashville, Tennessee and the Westin Hotel in Princeton, New Jersey. These hotels are part of the Company’s Highland Hospitality Portfolio of which Ashford has a 71.74% ownership interest. The new financing, which has a five-year term and bears interest at a fixed interest rate of 4.44%, replaces two existing loans with a combined balance of $76.8 million and a weighted average interest rate of 6.05%. At closing, $30 million of the excess loan proceeds were deposited into reserve accounts to be used predominantly for future capital expenditures and $3.8 million were used to pay down the mezzanine debt balance on the overall Highland Hospitality Portfolio.

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AHT Reports Fourth Quarter Results

February 27, 2013

Subsequent to the end of the fourth quarter, the Company refinanced its sole remaining 2013 debt maturity, which was set to mature in August. The prior $142 million loan was refinanced with a new $200.0 million loan that matures in February of 2018. The new loan provides for a floating interest rate of LIBOR + 3.50%, with no LIBOR Floor and continues to be secured by the Capital Hilton in Washington, DC and the Hilton La Jolla Torrey Pines in La Jolla, CA. Ashford has a 75% ownership interest in the properties, with Hilton holding the remaining 25%. The excess loan proceeds above closing costs and reserves were distributed to the partners on a pro rata basis. Ashford’s share of the excess loan proceeds was approximately $40.0 million, which was added to the Company’s unrestricted cash balance. As a result, the refinancing was neutral to the Company on a net debt basis.

PORTFOLIO REVPAR

As of December 31, 2012, the Company’s Legacy portfolio consisted of direct hotel investments with 94 properties classified in continuing operations. During the fourth quarter of 2012, 75 of the hotels included in continuing operations were not under renovation. The Company believes reporting its operating metrics for continuing operations on a proforma total basis (all 94 hotels) and proforma not under renovation basis (75 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its direct hotel portfolio. Details of each category are provided in the tables attached to this release.

•	Proforma RevPAR increased 4.4% to $91.16 for all hotels in the Legacy portfolio on a 2.5% increase in ADR and a 124 basis point increase in occupancy

•	Proforma RevPAR increased 5.1% to $94.02 for hotels not under renovation in the Legacy portfolio on a 2.4% increase in ADR and a 184 basis point increase in occupancy

•	Proforma RevPAR increased 8.6% to $98.91 for all hotels in the Highland Hospitality portfolio on a 4.8% increase in ADR and a 242 basis point increase in occupancy

•	Proforma RevPAR increased 9.3% to $98.08 for hotels not under renovation in the Highland Hospitality portfolio on a 5.2% increase in ADR and a 253 basis point increase in occupancy

HIGHLAND HOSPITALITY PORTFOLIO UPDATE

The Highland Hospitality portfolio experienced RevPAR growth of 8.6% during the fourth quarter of 2012, with RevPAR growth for hotels not under renovation in continuing operations of 9.3%. The Highland Hospitality portfolio continued to experience strong EBITDA flow-through during the fourth quarter as a result of improved RevPAR growth, strong property management and the benefits of capital expenditures previously completed. For all 28 hotels in the Highland Hospitality portfolio, Hotel EBITDA Margin increased 295 bps and Hotel EBITDA flow-through was 77%. For the 20 hotels not under renovation during the third quarter 2012, Hotel EBITDA Margin increased 337 basis points and Hotel EBITDA flow-through was 76%. Hotel EBITDA increased 18.4% in the fourth quarter for all hotels in the Highland Hospitality portfolio, and 13.7% for the full-year 2012.

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS

During the quarter, Hotel operating profit (Hotel EBITDA) for all Legacy hotels increased 7.0% to $72.2 million. For the 75 hotels that were not under renovation, Proforma Hotel EBITDA increased 9.4% to $60.6 million. Proforma Hotel EBITDA margin (expressed as a percentage of Total Hotel Revenue) increased 133 basis points to 30.9% for the 75 Legacy hotels not under renovation. For all 94 Legacy hotels included in continuing operations, Proforma Hotel EBITDA margin increased 85 basis points to 30.2%.

For the Company’s 71.74% share of all hotels in the Highland Hospitality portfolio, Hotel operating profit (Hotel EBITDA) increased 18.4% to $22.6 million. For the 20 hotels in the Highland Hospitality portfolio that were not under renovation, Proforma Hotel EBITDA increased 21.7% to $16.0 million. Proforma Hotel EBITDA margin (expressed as a percentage of Total Hotel Revenue) increased 337 basis points to 28.0% for the 20 Highland Hospitality hotels not under renovation. For all 28 Highland Hospitality hotels included in continuing operations, Proforma Hotel EBITDA margin increased 295 basis points to 28.4%.

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AHT Reports Fourth Quarter Results

February 27, 2013

Starting with its second quarter 2012 financial results, the Company added additional disclosure information regarding property level trailing 12-month Hotel EBITDA by debt pool. The Company believes this additional disclosure will assist the investment community in analyzing Ashford and help analysts and investors see the benefits of the non-recourse nature of its property level debt. Prior to providing this information, the investment community could only reference the Company’s total EBITDA and total debt when applying a valuation multiple.

Ashford believes year-over-year Hotel EBITDA and Hotel EBITDA margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons. Given the substantial seasonality in the Company’s portfolio and its active capital recycling, to help investors better understand this seasonality, the Company provides quarterly detail on its Proforma Hotel EBITDA and Proforma Hotel EBITDA margin for the current and certain prior-year periods based upon the number of core hotels in the portfolio as well as its pro-rata share of the Highland Hospitality portfolio as of the end of the current period. As Ashford’s portfolio mix changes from time to time so will the seasonality for Proforma Hotel EBITDA and Proforma Hotel EBITDA margin. The details of the quarterly calculations for the previous four quarters for the current portfolio of 94 Legacy hotels included in continuing operations together with Ashford’s pro-rata share of the Highland portfolio are provided in the table attached to this release.

BOARD OF DIRECTORS

On December 24, 2012, Ashford announced that former Chairman Archie Bennett, Jr. would retire on his 75th birthday, January 18, 2013, consistent with the Company’s Corporate Governance Guidelines. On January 19, 2013, he assumed the role of Chairman Emeritus and advisor to the Company providing his expertise and insights to the Company on various initiatives and projects. Monty J. Bennett, who has served as Director and Chief Executive Officer of the Company since its formation in August 2003, succeeded him in his role as Chairman, effective January 19, 2013.

The Company also announced that the Board of Directors had appointed W. Michael Murphy as its new lead Director, replacing Mr. Martin L. Edelman. Mr. Murphy, the Head of Lodging and Leisure Capital Markets for First Fidelity Companies, has been a Director since the Company’s formation in August 2003.

In connection with these events, the Board of Directors modified the Company’s Corporate Governance Guidelines to increase the size of the Board from seven to nine members and to rotate several members and chairmanships of the Board’s committees. Effective as of January 19, 2013, Mr. Douglas A. Kessler, Ashford’s President, and Mr. Kamal Jafarnia were appointed to the Board. Mr. Kessler continues to serve the Company as President, as he has done since January 2009. Prior to being appointed President, Mr. Kessler was Ashford’s Chief Operating Officer and Head of Acquisitions since the Company’s formation. Mr. Jafarnia, who holds a B.A. from the University of Texas, a J.D. from Temple University School of Law, and an L.L.M. from Georgetown University Law Center, has over 15 years of experience in the real estate and financial services industry as an attorney, owner, principal, compliance officer and executive. Mr. Jafarnia is currently counsel in the Financial Services & Products Group and a member of the REIT Practice Group in the New York office of Alston & Bird, LLP.

Effective January 19, 2013, Ashford announced that the Board’s Committees will be comprised of the following members:

•	Audit Committee: Thomas E. Callahan – Chairman, W. Michael Murphy, Philip S. Payne

•	Nominating/Corporate Governance Committee: Martin L. Edelman – Chairman, Benjamin J. Ansell, Kamal Jafarnia

•	Compensation Committee: Benjamin J. Ansell – Chairman, Thomas E. Callahan, Kamal Jafarnia

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AHT Reports Fourth Quarter Results

February 27, 2013

On January 24, 2013, the Board of Directors appointed Alan L. Tallis to fill the last vacancy on the Board. From March 2008 through February 2011, Mr. Tallis served as Executive Vice President, Asset Management for Ashford. From February 2011 through January 2012, Mr. Tallis continued to serve as a consultant to the Company. Prior to joining the Company in March 2008, Mr. Tallis served as a senior advisor to Blackstone Real Estate Advisors following their acquisition of La Quinta Corporation from June 2006 to May 2007. From July 2000 until May 2006, Mr. Tallis served in various positions with La Quinta Corporation, most recently serving as President and Chief Development Officer of LQ Management LLC and President of La Quinta Franchising LLC. With the appointment of Mr. Tallis, Ashford’s Board of Directors consists of nine members, six of whom are independent.

COMMON STOCK DIVIDEND

On December 17, 2012, Ashford announced that its Board of Directors had declared a quarterly cash dividend of $0.11 per diluted share for the Company’s common stock for the fourth quarter ending December 31, 2012, payable on January 15, 2013, to shareholders of record as of December 31, 2012.

The Board also approved the Company’s dividend policy for 2013. The Company expects to pay a quarterly cash dividend of $0.12 per share for 2013, or $0.48 per share on an annualized basis. The Company believes a conservative approach to its dividend policy is prudent during the continuing global economic uncertainty and our nation’s continuing economic recovery. The adoption of a dividend policy does not commit the Board of Directors to declare future dividends or the amount thereof. The Board will continue to review its dividend policy on a quarter-to-quarter basis.

“Our fourth quarter results demonstrate the significant progress we have made in improving our operating performance and unlocking the value of our Highland Hospitality portfolio through increased EBITDA growth driven by strong revenue growth and significant cost savings,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “Further, our capital market strategies have successfully addressed all of our near-term debt maturities while improving our liquidity position. We believe we are well positioned from a cash and liquidity standpoint in terms of both safety and growth should opportunities to capitalize on accretive investments appear. Finally, on behalf of the Company and the Board of Directors, I want to thank my father, Archie Bennett, Jr., for his many years of service and leadership to Ashford. It has been a privilege to have him as our Chairman these past nine years and we look forward to his continued contributions to our success as Chairman Emeritus.”

INVESTOR CONFERENCE CALL AND SIMULCAST

Ashford Hospitality Trust, Inc. will conduct a conference call on Thursday, February 28, 2013, at 11:00 a.m. ET. The number to call for this interactive teleconference is (480) 629-9692. A replay of the conference call will be available through Thursday March 7, 2013, by dialing (303) 590-3030 and entering the confirmation number, 4590417.

The Company will also provide an online simulcast and rebroadcast of its fourth quarter 2012 earnings release conference call. The live broadcast of Ashford Hospitality Trust’s quarterly conference call will be available online at the Company’s web site, www.ahtreit.com on Thursday, February 28, 2013, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of

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AHT Reports Fourth Quarter Results

February 27, 2013

operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, and Hotel Operating Profit. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO, AFFO, EBITDA, nor Hotel Operating Profit represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions. However, management believes FFO, AFFO, EBITDA, and Hotel Operating Profit to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

* * * * *

Ashford is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure. Additional information can be found on the Company’s website at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Investment in hotel properties, net	$2,872,304	$2,957,899
Cash and cash equivalents	185,935	167,609
Restricted cash	84,786	84,069
Accounts receivable, net of allowance of $265 and $212, respectively	35,116	27,311
Inventories	2,111	2,371
Notes receivable, net of allowance of $8,333 and $8,711, respectively	11,331	11,199
Investment in unconsolidated joint ventures	158,694	179,527
Investments in securities and other	23,620	21,374
Deferred costs, net	17,194	17,421
Prepaid expenses	10,145	11,308
Derivative assets	6,391	37,918
Other assets	4,594	4,851
Intangible asset, net	2,721	2,810
Due from affiliates	1,168	1,312
Due from third-party hotel managers	48,619	62,747

Total assets	$3,464,729	$3,589,726

LIABILITIES AND EQUITY
Liabilities:
Indebtedness	$2,339,410	$2,362,458
Accounts payable and accrued expenses	84,293	82,282
Dividends payable	18,258	16,941
Unfavorable management contract liabilities	11,165	13,611
Due to related party, net	3,725	2,569
Due to third-party hotel managers	1,410	1,602
Liabilities associated with investments in securities and other	1,641	2,246
Other liabilities	6,348	5,400

Total liabilities	2,466,250	2,487,109

Redeemable noncontrolling interests in operating partnership	151,179	112,796
Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized -
Series A Cumulative Preferred Stock, 1,657,206 shares issued and outstanding at December 31, 2012 and 1,487,900 shares issued and outstanding at December 31, 2011	17	15
Series D Cumulative Preferred Stock, 9,468,706 shares issued and outstanding at December 31, 2012 and 8,966,797 shares issued and outstanding at December 31, 2011	95	90
Series E Cumulative Preferred Stock, 4,630,000 shares issued and outstanding	46	46
Common stock, $0.01 par value, 200,000,000 shares authorized, 124,896,765 shares issued, 68,150,617 and 68,032,289 shares outstanding, respectively	1,249	1,249
Additional paid-in capital	1,766,168	1,746,259
Accumulated other comprehensive loss	(282)	(184)
Accumulated deficit	(770,467)	(609,272)
Treasury stock, at cost (56,746,148 shares and 56,864,476 shares, respectively)	(164,884)	(164,796)

Total shareholders’ equity of the Company	831,942	973,407
Noncontrolling interests in consolidated joint ventures	15,358	16,414

Total equity	847,300	989,821

Total liabilities and equity	$3,464,729	$3,589,726

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
REVENUE
Rooms	$186,326	$173,008	$727,124	$669,660
Food and beverage	45,106	43,362	160,488	150,651
Rental income from operating leases	—	1,333	—	5,341
Other	9,094	8,693	34,689	33,964

Total hotel revenue	240,526	226,396	922,301	859,616
Other	52	145	305	362

Total Revenue	240,578	226,541	922,606	859,978

EXPENSES
Hotel operating expenses
Rooms	44,550	41,576	166,625	154,679
Food and beverage	29,838	28,694	108,274	102,776
Other expenses	72,961	70,372	276,949	260,088
Management fees	10,350	9,504	38,492	35,390

Total hotel operating expenses	157,699	150,146	590,340	552,933
Property taxes, insurance, and other	11,566	11,300	44,903	45,085
Depreciation and amortization	33,287	33,613	133,979	131,243
Impairment charges	(96)	(93)	(5,349)	(4,841)
Gain on insurance settlement	(91)	(130)	(91)	(2,035)
Transaction acquisition costs	—	(2)	—	(793)
Corporate, general, and administrative:
Stock/unit-based compensation	3,739	3,963	17,440	12,391
Other general and administrative	7,283	6,577	26,610	32,131

Total Operating Expenses	213,387	205,374	807,832	766,114

OPERATING INCOME	27,191	21,167	114,774	93,864
Equity in earnings (loss) of unconsolidated joint ventures	(3,179)	(5,068)	(20,833)	14,528
Interest income	41	15	125	85
Other income	8,712	26,015	31,700	109,524
Interest expense	(34,615)	(33,199)	(138,661)	(132,670)
Amortization of loan costs	(1,892)	(1,096)	(6,135)	(4,542)
Write-off of deferred loan costs	(3,998)	—	(3,998)	(729)
Unrealized gain (loss) on investments	(863)	(1,614)	2,502	(391)
Unrealized loss on derivatives	(8,905)	(17,473)	(35,657)	(70,286)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(17,508)	(11,253)	(56,183)	9,383
Income tax (expense) benefit	509	787	(2,375)	(1,620)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(16,999)	(10,466)	(58,558)	7,763
Income (loss) from discontinued operations	3,316	(1,287)	(3,650)	(7,880)

NET LOSS	(13,683)	(11,753)	(62,208)	(117)
Income from consolidated joint ventures attributable to noncontrolling interests	(1,311)	(73)	(868)	(610)
Net loss attributable to redeemable noncontrolling interests in operating partnership	2,393	1,629	9,296	2,836

NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(12,601)	(10,197)	(53,780)	2,109
Preferred dividends	(8,491)	(8,135)	(33,802)	(46,876)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(21,092)	$(18,332)	$(87,582)	$(44,767)

INCOME PER SHARE – BASIC AND DILUTED:
Basic:
Loss from continuing operations attributable to common shareholders	$(0.36)	$(0.26)	$(1.25)	$(0.60)
Income (loss) from discontinued operations attributable to common shareholders	0.04	(0.02)	(0.05)	$(0.13)

Net loss attributable to common shareholders	$(0.32)	$(0.28)	$(1.30)	$(0.73)

Weighted average common shares outstanding – basic	67,670	67,132	67,533	61,954

Diluted:
Loss from continuing operations attributable to common shareholders	$(0.36)	$(0.26)	$(1.25)	$(0.60)
Income (loss) from discontinued operations attributable to common shareholders	0.04	$(0.02)	(0.05)	$(0.13)

Net loss attributable to common shareholders	$(0.32)	$(0.28)	$(1.30)	$(0.73)

Weighted average common shares outstanding – diluted	67,670	67,132	67,533	61,954

Dividends declared per common share:	$0.11	$0.10	$0.44	$0.40

Amounts attributable to common shareholders:
Income (loss) from continuing operations, net of tax	$(15,488)	$(9,057)	$(50,570)	$9,948
Loss from discontinued operations, net of tax	2,887	(1,140)	(3,210)	(7,839)
Preferred dividends	(8,491)	(8,135)	(33,802)	(46,876)

Net loss attributable to common shareholders	$(21,092)	$(18,332)	$(87,582)	$(44,767)

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO EBITDA

(in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net loss	$(13,683)	$(11,753)	$(62,208)	$(117)
Income from consolidated joint ventures attributable to noncontrolling interests	(1,311)	(73)	(868)	(610)
Net loss attributable to redeemable noncontrolling interests in operating partnership	2,393	1,629	9,296	2,836

Net income (loss) attributable to the Company	(12,601)	(10,197)	(53,780)	2,109
Interest income	(41)	(15)	(124)	(84)
Interest expense and amortization of loan costs	36,576	34,233	144,857	137,466
Depreciation and amortization	33,011	33,484	133,463	130,995
Impairment charges	(96)	(93)	(1,229)	1,395
Income tax expense	(532)	(787)	2,352	1,705
Net loss attributable to redeemable noncontrolling interests in operating partnership	(2,393)	(1,629)	(9,296)	(2,836)
Equity in (earnings) loss of unconsolidated joint ventures	3,179	5,068	20,833	(14,528)
Company’s portion of EBITDA of unconsolidated joint ventures	21,054	18,622	78,730	104,807

EBITDA	78,157	78,686	315,806	361,029
Amortization of unfavorable management contract liabilities	(753)	(753)	(2,447)	(2,447)
Gain on sale/disposition of properties	(4,490)	(5)	(4,488)	(2,655)
Non-cash gain on insurance settlements	(91)	(130)	(91)	(1,287)
Write-off of loan costs, premiums, and exit fees, net	4,117	—	4,117	1,677
Other income (1)	(8,712)	(26,015)	(31,700)	(109,524)
Transaction acquisition costs	—	(2)	—	(793)
Dead deal costs	869	—	869	—
Legal costs related to litigation settlements (2)	28	—	2,491	6,875
Unrealized (gain) loss on investments	863	1,614	(2,502)	391
Unrealized loss on derivatives	8,905	17,473	35,657	70,286
El Conquistador results since appointment of receiver	505	—	1,402	—
Debt restructuring costs	—	823	—	823
Equity-based compensation	3,739	3,963	17,440	12,391
Company’s portion of adjustments to EBITDA of unconsolidated joint ventures	(7)	(682)	219	(42,248)

Adjusted EBITDA	$83,130	$74,972	$336,773	$294,518

(1)	Other income primarily consisting of income from interest rate derivatives in both periods, net realized (gain) loss on investments in securities and other in both periods, and a $30.0 million litigation settlement in the year ended December 31, 2011 are excluded from Adjusted EBITDA.
(2)	Legal costs associated with litigation settlements are excluded from Adjusted EBITDA.

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net loss	$(13,683)	$(11,753)	$(62,208)	$(117)
Income from consolidated joint ventures attributable to noncontrolling interests	(1,311)	(73)	(868)	(610)
Net loss attributable to redeemable noncontrolling interests in operating partnership	2,393	1,629	9,296	2,836
Preferred dividends	(8,491)	(8,135)	(33,802)	(46,876)

Net loss attributable to common shareholders	(21,092)	(18,332)	(87,582)	(44,767)
Depreciation and amortization on real estate	32,957	33,419	133,246	130,741
Impairment charges	(96)	(93)	(1,229)	1,395
Gain on sale/dispoistion of properties	(4,490)	(5)	(4,488)	(2,655)
Non-cash gain on insurance settlements	(91)	(130)	(91)	(1,287)
Net loss attributable to redeemable noncontrolling interests in operating partnership	(2,393)	(1,629)	(9,296)	(2,836)
Equity in (earnings) loss of unconsolidated joint ventures	3,179	5,068	20,833	(14,528)
Company’s portion of FFO of unconsolidated joint ventures	10,241	4,671	31,496	8,125

FFO available to common shareholders	18,215	22,969	82,889	74,188
Dividends on convertible preferred stock	—	—	—	1,374
Write-off of loan costs, premiums, and exit fees, net	4,117	—	4,117	1,677
Transaction acquisition costs	—	(2)	—	(793)
Legal costs related to litigation settlements (2)	28	—	2,491	6,875
Dead deal costs	869	—	869	—
Other income (1)	(660)	(9,515)	340	(38,663)
Unrealized (gain) loss on investments	863	1,614	(2,502)	391
Unrealized loss on derivatives	8,905	17,473	35,657	70,286
Non-cash dividends on Series B-1 preferred stock	—	—	—	17,363
Debt restructuring costs	—	823	—	823
El Conquistador results, interest, and amortization of deferred loan costs since appointment of receiver	924	—	2,068	—
Equity-based compensation adjustment related to modified employment terms	—	—	480	—
Company’s portion of adjustments to FFO of unconsolidated joint ventures	1	1,569	234	16,682

Adjusted FFO available to common shareholders	$33,262	$34,931	$126,643	$150,203

Adjusted FFO per diluted share available to common shareholders	$0.39	$0.42	$1.49	$1.86

Weighted average diluted shares	85,389	83,850	85,082	80,597

(1)	Other income primarily consisting of net realized (gain) loss on investments in securities and other in both periods and a $30.0 million litigation settlement in the year ended December 31, 2011 are excluded from Adjusted FFO.
(2)	Legal costs associated with litigation settlements are excluded from Adjusted FFO.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

LEGACY PORTFOLIO ONLY

SUMMARY OF INDEBTEDNESS OF CONTINUING OPERATIONS

December 31, 2012

(dollars in thousands)

(Unaudited)

Indebtedness	Maturity	Interest Rate	Fixed-Rate Debt		Floating-Rate Debt		Total Debt	TTM Hotel EBITDA	TTM EBITDA Debt Yield
Aareal—2 hotels	August 2013	LIBOR + 2.75%	$—		$141,667		$141,667	$24,183	17.1%
BoA MIP—5 hotels	March 2014	LIBOR + 4.50%	—		173,180	(1)	173,180	18,303	10.6%
JPM Floater—9 hotels	May 2014	LIBOR + 6.50%	—		135,000	(2)	135,000	16,815	12.5%
GEMSA Manchester—1 hotel	May 2014	8.32%	5,285		—		5,285	471	8.9%
Senior credit facility—Various	September 2014	LIBOR + 2.75% to 3.5%	—		—		—	N/A	N/A
Goldman Sachs—5 hotels	November 2014	Greater of 6.40% or LIBOR + 6.15%	—		211,000	(3)	211,000	24,028	11.4%
UBS 1—8 hotels	December 2014	5.75%	104,680		—		104,680	12,474	11.9%
Merrill 1—10 hotels	July 2015	5.22%	152,513		—		152,513	19,756	13.0%
UBS 2—8 hotels	December 2015	5.70%	96,907		—		96,907	13,169	13.6%
Merrill 2—5 hotels	February 2016	5.53%	110,169		—		110,169	17,488	15.9%
Merrill 3—5 hotels	February 2016	5.53%	91,364		—		91,364	15,265	16.7%
Merrill 7—5 hotels	February 2016	5.53%	79,140		—		79,140	12,815	16.2%
Wachovia Philly CY—1 hotel	April 2017	5.91%	34,735		—		34,735	9,805	28.2%
Wachovia 3—2 hotels	April 2017	5.95%	127,289		—		127,289	14,994	11.8%
Wachovia 7—3 hotels	April 2017	5.95%	259,021		—		259,021	24,056	9.3%
Wachovia 1—5 hotels	April 2017	5.95%	114,732		—		114,732	11,303	9.9%
Wachovia 5—5 hotels	April 2017	5.95%	103,126		—		103,126	9,507	9.2%
Wachovia 6—5 hotels	April 2017	5.95%	156,918		—		156,918	15,665	10.0%
Wachovia 2—7 hotels	April 2017	5.95%	125,517		—		125,517	11,722	9.3%
TIF Philly CY—1 hotel	June 2018	12.85%	8,098		—		8,098	N/A	N/A
GACC Gateway—1 hotel	November 2020	6.26%	102,562		—		102,562	15,972	15.6%
Zion Jacksonville RI—1 hotel	April 2034	Greater of 6% or Prime + 1%	—		6,507		6,507	1,186	18.2%
Unencumbered hotels			—		—		—	932	N/A

Total			$1,672,056		$667,354		$2,339,410	$289,909	12.4%

Percentage			71.5%		28.5%		100.0%

Weighted average interest rate			5.85%		5.29%		5.69%

Total indebtedness with effect of interest rate swaps			$1,672,056		$667,354		$2,339,410

Percentage with the effect of interest rate swaps			71.5%		28.5%		100.0%

Weighted average interest rate with the effect of interest rate swaps			3.96	%(4)	5.29	%(4)	4.34%

All indebtedness is non-recourse with the exception of the credit facility.

(1)	This mortgage loan has a one-year extension option beginning March 2014, subject to satisfaction of certain conditions.
(2)	This mortgage loan has three one-year extension options beginning May 2014, subject to satisfaction of certain conditions.
(3)	This mortgage loan has three one-year extension options beginning November 2014, subject to satisfaction of certain conditions.
(4)	These rates are calculated assuming the LIBOR rate stays at the December 31, 2012 level and with the effect of our interest rate derivatives.

HIGHLAND HOSPITALITY PORTFOLIO

(PIM HIGHLAND HOLDING LLC)

SUMMARY OF INDEBTEDNESS

ASHFORD’S PRO RATA 71.74% SHARE

December 31, 2012

(dollars in thousands)

(Unaudited)

Indebtedness	Maturity	Interest Rate	Fixed-Rate Debt	Floating-Rate Debt		Total Debt	TTM Hotel EBITDA	TTM EBITDA Debt Yield
Wells Senior—25 hotels	March 2014	LIBOR + 2.75%	$—	$380,222	(1)	$380,222	$63,519	16.7%
Mezz 1—28 hotels	March 2014	Greater of 7.00% or LIBOR + 6.00%	—	94,213	(1)	94,213	84,581	13.4%
Mezz 2—28 hotels	March 2014	Greater of 8.00% or LIBOR + 7.00%	—	89,689	(1)	89,689	84,581	11.8%
Mezz 3—28 hotels	March 2014	Greater of 10.50% or LIBOR + 9.50%	—	76,876	(1)	76,876	84,581	10.6%
Mezz 4—28 hotels	March 2014	LIBOR + 2.00%		13,218	(1)	13,218	84,581	10.5%
Morgan Stanley Boston Back Bay—1 hotel	January 2018	4.38%	73,892	—		73,892	9,193	12.4%
Morgan Stanley Princeton/Nashville—2 hotels	January 2018	4.44%	80,779	—		80,779	11,869	14.7%

Total (Ashford’s 71.74% share only)			$154,671	$654,218		$808,889	$84,581	10.5%

Percentage			19.1%	80.9%		100.0%

Weighted average interest rate			4.41%	5.10%		4.97%

Percentage with the effect of interest rate swaps			19.1%	80.9%		100.0%

Total Ashford plus Ashford’s 71.74% share of PIM Highland Holding LLC			$1,826,727	$1,321,572		$3,148,299	$374,490	11.9%

Percentage with the effect of interest rate swaps			58.0%	42.0%		100.0%

Weighted average interest rate with the effect of interest rate swaps			4.00%	5.20%		4.50%

(1)	Each of these loans has two one-year extension options beginning March 2014.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

LEGACY PORTFOLIO ONLY

INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED

December 31, 2012

(in thousands)

(Unaudited)

	2013	2014	2015	2016	2017	Thereafter	Total
Aareal—2 hotels	$140,167	$—	$—	$—	$—	$—	140,167
GEMSA Manchester—1 hotel	—	5,004	—	—	—	—	5,004
Senior credit facility—Various	—	—	—	—	—	—	—
UBS 1—8 hotels	—	100,119	—	—	—	—	100,119
BoA MIP—5 hotels	—	—	176,400	—	—	—	176,400
Merrill 1—10 hotels	—	—	142,922	—	—	—	142,922
UBS 2—8 hotels	—	—	90,680	—	—	—	90,680
Merrill 2—5 hotels	—	—	—	101,740	—	—	101,740
Merrill 3—5 hotels	—	—	—	84,374	—	—	84,374
Merrill 7—5 hotels	—	—	—	73,086	—	—	73,086
JPM Floater—9 hotels	—	—	—	—	135,000	—	135,000
Wachovia Philly CY—1 hotel	—	—	—	—	32,532	—	32,532
Wachovia 3—2 hotels	—	—	—	—	119,245	—	119,245
Wachovia 7—3 hotels	—	—	—	—	242,201	—	242,201
Wachovia 1—5 hotels	—	—	—	—	107,351	—	107,351
Wachovia 5—5 hotels	—	—	—	—	96,491	—	96,491
Wachovia 6—5 hotels	—	—	—	—	146,823	—	146,823
Wachovia 2—7 hotels	—	—	—	—	117,441	—	117,441
Goldman Sachs—5 hotels	—	—	—	—	211,000	—	211,000
TIF Philly CY—1 hotel	—	—	—	—	—	8,098	8,098
GACC Gateway—1 hotel	—	—	—	—	—	89,886	89,886
Zion Jacksonville RI—1 hotel	—	—	—	—	—	—	—

Principal due in future periods	$140,167	$105,123	$410,002	$259,200	$1,208,084	$97,984	$2,220,560
Scheduled amortization payments remaining	29,570	28,164	26,635	16,723	15,255	2,503	118,850

Total indebtedness of continuing operations	$169,737	$133,287	$436,637	$275,923	$1,223,339	$100,487	$2,339,410

NOTE: These maturities assume no event of default would occur.

HIGHLAND HOSPITALITY PORTFOLIO

(PIM HIGHLAND HOLDING LLC)

INDEBTEDNESS BY MATURITY

ASSUMING EXTENSION OPTIONS ARE EXERCISED

ASHFORD’S PRO RATA 71.74% SHARE

December 31, 2012

(in thousands)

(Unaudited)

	2013	2014	2015	2016	2017	Thereafter	Total
Wells Senior—25 hotels	$—	$—	$—	$380,222	$—	$—	$380,222
Mezz 1—28 hotels	—	—	—	94,213	—	—	94,213
Mezz 2—28 hotels	—	—	—	89,689	—	—	89,689
Mezz 3—28 hotels	—	—	—	76,876	—	—	76,876
Mezz 4—28 hotels	—	—	—	13,218	—	—	13,218
Morgan Stanley Boston Back Bay—1 hotel	—	—	—	—	—	67,358	67,358
Morgan Stanley Princeton/Nashville—2 hotels	—	—	—	—	—	73,702	73,702

Principal due in future periods	$—	$—	$—	$654,218	$—	$141,060	$795,278
Scheduled amortization payments remaining	2,319	2,640	2,758	2,882	3,012	—	13,611

Total indebtedness of continuing operations (Ashford’s 71.74% share only)	2,319	2,640	2,758	657,100	3,012	141,060	808,889

Total indebtedness of continuing operations plus Ashford’s 71.74% share of PIM Highland Holding LLC	$172,056	$135,927	$439,395	$933,023	$1,226,351	$241,547	$3,148,299

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ASHFORD HOSPITALITY TRUST, INC.

KEY PERFORMANCE INDICATORS—PRO FORMA

LEGACY PORTFOLIO ONLY

(dollars in thousands)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2012	2011	% Variance	2012	2011	% Variance
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:
Room revenues (in thousands)	$185,343	$177,550	4.39%	$722,797	$686,211	5.33%
RevPAR	$91.16	$87.32	4.40%	$98.80	$93.93	5.18%
Occupancy	69.68%	68.44%	1.24%	73.80%	72.52%	1.28%
ADR	$130.82	$127.59	2.53%	$133.87	$129.52	3.36%

NOTES: (1) The above pro forma table assumes the 94 hotel properties owned and included in continuing operations at December 31, 2012 were owned as of the beginning of the period presented.

ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:
Room revenues (in thousands)	$153,822	$146,380	5.08%	$592,474	$559,167	5.96%
RevPAR	$94.02	$89.47	5.09%	$101.44	$95.86	5.82%
Occupancy	70.84%	69.00%	1.84%	74.60%	72.96%	1.64%
ADR	$132.72	$129.66	2.36%	$135.97	$131.38	3.49%

NOTES:

(1)	The above pro forma table assumes the 75 hotel properties owned and included in continuing operations at December 31, 2012 but not under renovation for three and twelve months ended December 31, 2012 were owned as of the beginning of the periods presented.
(2)	Excluded Hotels Under Renovation:

Hampton Inn Evansville, Sheraton Indy City Center, Hilton Costa Mesa, Sheraton San Diego Mission Valley, Courtyard Ft. Lauderdale Weston, Courtyard Palm Desert, Residence Inn Dallas Plano, Residence Inn Palm Desert, Residence Inn Salt Lake City, Hilton Sante Fe, Hilton La Jolla Torrey Pines, Courtyard Dallas Plano Legacy Park, Embassy Suites Dulles, Embassy Suites East Syracuse, Residence Inn Lake Buena Vista, Hilton Garden Inn Jacksonville, Residence Inn Atlanta Buckhead, Residence Inn Fairfax Falls Church, Courtyard Hartford Manchester

HIGHLAND HOSPITALITY PORTFOLIO

(PIM HIGHLAND HOLDING LLC)

KEY PERFORMANCE INDICATORS—PRO FORMA

(dollars in thousands)

(Unaudited)

THE FOLLOWING TABLE PRESENTS THE PRO FORMA PERFORMANCE OF THE HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC) AS IF THESE HOTELS WERE OWNED AS OF THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2012	2011	% Variance	2012	2011	% Variance
71.74% PRO-RATA SHARE OF ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:
Room revenues (in thousands)	$55,452	$51,076	8.57%	$213,100	$202,506	5.23%
RevPAR	$98.91	$91.11	8.56%	$100.54	$95.74	5.01%
Occupancy	69.21%	66.79%	2.42%	71.75%	70.64%	1.11%
ADR	$142.92	$136.40	4.78%	$140.12	$135.54	3.38%

NOTE: The above pro forma table assumes the 28 hotel properties owned and included in continuing operations at December 31, 2012 were owned as of the beginning of the periods presented.

71.74% PRO-RATA SHARE OF ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:
Room revenues (in thousands)	$39,843	$36,467	9.26%	$152,307	$143,851	5.88%
RevPAR	$98.08	$89.77	9.26%	$99.95	$94.59	5.67%
Occupancy	68.47%	65.94%	2.53%	70.89%	69.26%	1.63%
ADR	$143.25	$136.15	5.21%	$140.99	$136.57	3.24%

NOTES:

(1)	The above pro forma table assumes the 20 hotel properties owned and included in continuing operations at December 31, 2012 but not under renovation for the three and twelve months ended December 31, 2012 were owned as of the beginning of the periods presented.
(2)	Excluded Hotels Under Renovation:

Hyatt Regency Wind Watch, Courtyard Boston Tremont, Marriott Omaha, Courtyard Savannah, The Melrose Washington DC, Marriott San Antonio Plaza, Marriott Sugarland, Hyatt Regency Savannah

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ASHFORD HOSPITALITY TRUST, INC.

PRO FORMA HOTEL OPERATING PROFIT

LEGACY PORTFOLIO ONLY

(dollars in thousands)

(Unaudited)

ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Year Ended
	December 31,			December 31,
	2012	2011	% Variance	2012	2011	% Variance
REVENUE
Rooms	$185,343	$177,550	4.4%	$722,797	$686,211	5.3%
Food and beverage	45,087	44,280	1.8%	160,361	153,530	4.4%
Other	8,839	8,289	6.6%	33,591	32,579	3.1%

Total hotel revenue	239,269	230,119	4.0%	916,749	872,320	5.1%

EXPENSES
Rooms	44,199	42,381	4.3%	165,206	157,965	4.6%
Food and beverage	29,824	29,293	1.8%	108,195	104,831	3.2%
Other direct	4,646	4,569	1.7%	18,469	17,735	4.1%
Indirect	65,590	64,106	2.3%	246,470	241,734	2.0%
Management fees, includes base and incentive fees	11,553	10,903	6.0%	44,030	39,576	11.3%

Total hotel operating expenses	155,812	151,252	3.0%	582,370	561,841	3.7%
Property taxes, insurance, and other	11,277	11,405	-1.1%	44,470	46,071	-3.5%

HOTEL OPERATING PROFIT (Hotel EBITDA)	72,180	67,462	7.0%	289,909	264,408	9.6%
Hotel EBITDA Margin	30.17%	29.32%	0.85%	31.62%	30.31%	1.31%
Minority interest in earnings of consolidated joint ventures	1,272	1,366	-6.9%	6,256	6,133	2.0%

HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$70,908	$66,096	7.3%	$283,653	$258,275	9.8%

NOTES:

(1)	The above pro forma table assumes the 94 hotel properties owned and included in continuing operations at December 31, 2012 were owned as of the beginning of the period presented.

ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Year Ended
	December 31,			December 31,
	2012	2011	% Variance	2012	2011	% Variance
REVENUE
Rooms	$153,822	$146,380	5.1%	$592,474	$559,167	6.0%
Food and beverage	35,543	34,844	2.0%	125,019	119,798	4.4%
Other	6,873	6,314	8.9%	25,582	24,447	4.6%

Total hotel revenue	196,238	187,538	4.6%	743,075	703,412	5.6%

EXPENSES
Rooms	36,466	35,128	3.8%	135,251	129,324	4.6%
Food and beverage	23,502	23,717	-0.9%	85,325	83,665	2.0%
Other direct	3,862	3,771	2.4%	15,255	14,547	4.9%
Indirect	53,204	51,651	3.0%	197,256	193,193	2.1%
Management fees, includes base and incentive fees	9,564	8,962	6.7%	36,522	32,455	12.5%

Total hotel operating expenses	126,598	123,229	2.7%	469,609	453,184	3.6%
Property taxes, insurance, and other	9,061	8,916	1.6%	35,103	36,199	-3.0%

HOTEL OPERATING PROFIT (Hotel EBITDA)	60,579	55,393	9.4%	238,363	214,029	11.4%
Hotel EBITDA Margin	30.87%	29.54%	1.33%	32.08%	30.43%	1.65%
Minority interest in earnings of consolidated joint ventures	801	877	-8.7%	3,961	3,872	2.3%

HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$59,778	$54,516	9.7%	$234,402	$210,157	11.5%

NOTES:

(1)	The above pro forma table assumes the 75 hotel properties owned and included in continuing operations at December 31, 2012 but not under renovation for three and twelve months ended December 31, 2012 were owned as of the beginning of the periods presented.
(2)	Excluded Hotels Under Renovation:

Hampton Inn Evansville, Sheraton Indy City Center, Hilton Costa Mesa, Sheraton San Diego Mission Valley, Courtyard Ft. Lauderdale Weston, Courtyard Palm Desert, Residence Inn Dallas Plano, Residence Inn Palm Desert, Residence Inn Salt Lake City, Hilton Sante Fe, Hilton La Jolla Torrey Pines, Courtyard Dallas Plano Legacy Park, Embassy Suites Dulles, Embassy Suites East Syracuse, Residence Inn Lake Buena Vista, Hilton Garden Inn Jacksonville, Residence Inn Atlanta Buckhead, Residence Inn Fairfax Falls Church, Courtyard Hartford Manchester

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HIGHLAND HOSPITALITY PORTFOLIO

(PIM Highland Holding LLC)

PRO FORMA HOTEL OPERATING PROFIT

(dollars in thousands)

(Unaudited)

71.74% PRO-RATA SHARE OF ALL HOTELS INCLUDED IN HIGHLAND HOSPITALITY PORTFOLIO CONTINUING OPERATIONS:

	Three Months Ended			Year Ended
	December 31,			December 31,
	2012	2011	% Variance	2012	2011	% Variance
REVENUE
Rooms	$55,452	$51,076	8.6%	$213,100	$202,506	5.2%
Food and beverage	21,058	21,049	0.0%	74,791	74,096	0.9%
Other	2,931	2,734	7.2%	11,008	11,437	-3.8%

Total hotel revenue	79,441	74,859	6.1%	298,899	288,039	3.8%

EXPENSES
Rooms	12,570	11,926	5.4%	47,697	47,204	1.0%
Food and beverage	13,503	13,696	-1.4%	49,467	50,618	-2.3%
Other direct	1,192	1,370	-13.0%	5,051	5,449	-7.3%
Indirect	22,293	22,097	0.9%	86,218	84,190	2.4%
Management fees, includes base and incentive fees	3,123	2,988	4.5%	11,130	10,080	10.4%

Total hotel operating expenses	52,681	52,077	1.2%	199,563	197,541	1.0%
Property taxes, insurance, and other	4,208	3,740	12.5%	14,789	16,139	-8.4%

HOTEL OPERATING PROFIT (Hotel EBITDA)	$22,552	$19,042	18.4%	$84,547	$74,359	13.7%

Hotel EBITDA Margin	28.39%	25.44%	2.95%	28.29%	25.82%	2.47%

NOTE:	The above pro forma table assumes the 28 hotel properties owned and included in continuing operations at December 31, 2012 were owned as of the beginning of the periods presented.

71.74% PRO-RATA SHARE OF ALL HOTELS INCLUDED IN PIM HIGHLAND PORTFOLIO CONTINUING OPERATIONS NOT UNDER RENOVATION:

	Three Months Ended			Year Ended
	December 31,			December 31,
	2012	2011	% Variance	2012	2011	% Variance
REVENUE
Rooms	$39,843	$36,467	9.3%	$152,307	$143,851	5.9%
Food and beverage	15,400	15,139	1.7%	53,992	53,451	1.0%
Other	1,972	1,840	7.2%	7,512	7,808	-3.8%

Total hotel revenue	57,215	53,446	7.1%	213,811	205,110	4.2%

EXPENSES
Rooms	9,125	8,629	5.7%	34,516	34,030	1.4%
Food and beverage	9,851	9,983	-1.3%	35,698	36,640	-2.6%
Other direct	950	1,122	-15.3%	3,980	4,354	-8.6%
Indirect	16,209	16,165	0.3%	62,599	61,340	2.1%
Management fees, includes base and incentive fees	2,223	1,911	16.3%	7,641	6,759	13.0%

Total hotel operating expenses	38,358	37,810	1.4%	144,434	143,123	0.9%
Property taxes, insurance, and other	2,848	2,483	14.7%	10,414	10,982	-5.2%

HOTEL OPERATING PROFIT (Hotel EBITDA)	$16,009	$13,153	21.7%	$58,963	$51,005	15.6%

Hotel EBITDA Margin	27.98%	24.61%	3.37%	27.58%	24.87%	2.71%

NOTES:

(1)	The above pro forma table assumes the 20 hotel properties owned and included in continuing operations at December 31, 2012 but not under renovation for the three and twelve months ended December 31, 2012 were owned as of the beginning of the periods presented.
(2)	Excluded Hotels Under Renovation:

Hyatt Regency Wind Watch, Courtyard Boston Tremont, Marriott Omaha, Courtyard Savannah, The Melrose Washington DC, Marriott San Antonio Plaza, Marriott Sugarland, Hyatt Regency Savannah

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ASHFORD HOSPITALITY TRUST, INC.

PRO FORMA HOTEL OPERATING PROFIT MARGIN

(Unaudited)

THE FOLLOWING PRO FORMA HOTEL OPERATING PROFIT MARGIN PRESENTS THE 94 HOTELS

INCLUDED IN THE COMPANY’S CONTINUING OPERATIONS AND THE 28 HOTELS INCLUDED IN HIGHLAND

HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC) AS IF THESE HOTELS WERE OWNED AS OF

THE FIRST COMPARATIVE REPORTING PERIOD.

		PIM Highland
	94 Legacy	Holding LLC
	Properties	28 Properties
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:
4th Quarter 2012	30.17%	28.39%
4th Quarter 2011	29.32%	25.44%

Variance	0.85%	2.95%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:
Rooms	-0.06%	0.13%
Food & Beverage and Other Departmental	0.31%	1.63%
Administrative & General	-0.10%	0.90%
Sales & Marketing	-0.11%	0.12%
Hospitality	0.00%	-0.03%
Repair & Maintenance	0.07%	0.23%
Energy	0.25%	0.55%
Franchise Fee	0.28%	-0.76%
Management Fee	-0.20%	0.02%
Incentive Management Fee	0.11%	0.04%
Insurance	0.28%	-0.31%
Property Taxes	0.03%	0.05%
Other Taxes	-0.07%	-0.04%
Leases/Other	0.06%	0.42%

Total	0.85%	2.95%

NOTES:

(1)	For comparative purposes, data in the table above for PIM Highland LLC properties has been adjusted to eliminate one-time real estate tax refunds received by prior owner.

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ASHFORD HOSPITALITY TRUST, INC.

PRO FORMA HOTEL REVENUE & EBITDA FOR TRAILING TWELVE MONTHS

(dollars in thousands)

(Unaudited)

THE FOLLOWING PRO FORMA SEASONALITY TABLES REFLECT: (I) ALL 94 HOTELS INCLUDED IN

THE COMPANY’S CONTINUING OPERATIONS, (II) THE COMPANY’S 71.74% SHARE OF THE 28 HOTELS INCLUDED IN HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC), AND (III) THE COMBINED PORTFOLIO, AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

	2012	2012	2012	2012
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	TTM
Legacy Portfolio
Total Hotel Revenue	$239,269	$222,741	$239,179	$215,559	$916,749
Hotel EBITDA	$72,180	$69,751	$82,148	$65,831	$289,909
Hotel EBITDA Margin	30.2%	31.3%	34.3%	30.5%	31.6%
EBITDA % of Total TTM	24.9%	24.1%	28.3%	22.7%	100.0%
JV Interests in EBITDA	$1,272	$1,575	$2,069	$1,340	$6,256
PIM Highland Holding LLC Portfolio
Total Hotel Revenue	$79,441	$71,729	$80,878	$66,851	$298,899
Hotel EBITDA	$22,552	$19,370	$26,856	$15,769	$84,547
Hotel EBITDA Margin	28.4%	27.0%	33.2%	23.6%	28.3%
EBITDA % of Total TTM	26.7%	22.9%	31.8%	18.7%	100.0%
Legacy and PIM Highland Holding LLC Combined
Total Hotel Revenue	$318,710	$294,470	$320,057	$282,410	$1,215,648
Hotel EBITDA	$94,732	$89,121	$109,004	$81,600	$374,456
Hotel EBITDA Margin	29.7%	30.3%	34.1%	28.9%	30.8%
EBITDA % of Total TTM	25.3%	23.8%	29.1%	21.8%	100.0%
JV Interests in EBITDA	$1,272	$1,575	$2,069	$1,340	$6,256

NOTES:

(1)	For comparative purposes, data in the tables above for Highland Hospitality Portfolio (PIM Highland Holding LLC) properties have been adjusted to eliminate one-time real estate tax refunds received by prior owner.

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ASHFORD HOSPITALITY TRUST, INC.

LEGACY AND ASHFORD’S 71.74% SHARE OF HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC)

PRO FORMA HOTEL REVPAR BY MARKET

(Unaudited)

	Number of Hotels	Number of Rooms	Three Months Ended December 31,			Twelve Months Ended December 31,
Region			2012	2011	% Change	2012	2011	% Change
Atlanta, GA Area	9	1,429	$78.61	$66.78	17.7%	$80.70	$73.98	9.1%
Boston, MA Area	2	506	$152.73	$149.05	2.5%	$161.83	$151.72	6.7%
Dallas / Ft. Worth Area	7	1,745	$90.99	$86.65	5.0%	$91.97	$90.09	2.1%
Houston, TX Area	3	608	$95.12	$84.45	12.6%	$100.74	$89.64	12.4%
Los Angeles, CA Metro Area	8	1,785	$77.08	$72.49	6.3%	$87.17	$82.71	5.4%
Miami, FL Metro Area	3	576	$98.01	$87.50	12.0%	$103.32	$96.91	6.6%
Minneapolis - St. Paul, MN-WI Area	2	522	$80.44	$78.67	2.3%	$87.57	$86.98	0.7%
New York / New Jersey Metro Area	7	1,560	$111.00	$94.98	16.9%	$100.62	$95.72	5.1%
Orlando, FL Area	6	1,834	$65.89	$63.99	3.0%	$74.91	$72.13	3.9%
Philadelphia, PA Area	4	1,147	$101.36	$97.79	3.6%	$104.99	$97.80	7.3%
San Diego, CA Area	3	706	$88.44	$93.89	-5.8%	$108.69	$102.76	5.8%
San Francisco - Oakland, CA Metro Area	6	1,416	$121.14	$107.08	13.1%	$121.42	$108.63	11.8%
Seattle, WA Area	2	608	$128.12	$110.85	15.6%	$135.65	$123.73	9.6%
Tampa, FL Area	4	875	$88.14	$87.14	1.1%	$100.05	$89.80	11.4%
Washington DC - MD - VA Area	11	2,698	$115.40	$122.59	-5.9%	$129.17	$130.13	-0.7%
Other Areas	45	7,558	$80.93	$76.36	6.0%	$88.69	$84.54	4.9%

Total Portfolio	122	25,573	$92.83	$88.14	5.3%	$99.19	$94.34	5.1%

NOTES:

(1)	The above pro forma table presents the 94 hotel properties included in Company’s continuing operations and the 28 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.

LEGACY AND ASHFORD’S 71.74% SHARE OF PIM HIGHLAND HOLDING LLC

PRO FORMA HOTEL OPERATING PROFIT (HOTEL EBITDA) BY MARKET

(Unaudited)

	Number of Hotels	Number of Rooms	Three Months Ended December 31,					Twelve Months Ended December 31,
Region			2012	% of Total	2011	% of Total	% Change	2012	% of Total	2011	% of Total	% Change
Atlanta, GA Area	9	1,429	$3,833	4.0%	$2,238	2.6%	71.3%	$13,914	3.7%	$10,587	3.1%	31.4%
Boston, MA Area	2	506	3,606	3.8%	3,414	3.9%	5.6%	13,693	3.7%	12,439	3.7%	10.1%
Dallas / Ft. Worth Area	7	1,745	7,600	8.0%	6,488	7.5%	17.1%	24,854	6.6%	23,332	6.9%	6.5%
Houston, TX Area	3	608	2,825	3.0%	2,451	2.8%	15.3%	10,862	2.9%	8,794	2.6%	23.5%
Los Angeles, CA Metro Area	8	1,785	4,451	4.7%	4,340	5.0%	2.6%	21,770	5.8%	19,290	5.7%	12.9%
Miami, FL Metro Area	3	576	2,223	2.3%	1,621	1.9%	37.1%	7,830	2.1%	6,377	1.9%	22.8%
Minneapolis - St. Paul, MN-WI Area	2	522	1,692	1.8%	1,634	1.9%	3.5%	7,682	2.1%	7,637	2.3%	0.6%
New York / New Jersey Metro Area	7	1,560	8,234	8.7%	6,516	7.5%	26.4%	24,873	6.6%	22,095	6.5%	12.6%
Orlando, FL Area	6	1,834	3,278	3.5%	3,415	3.9%	-4.0%	14,706	3.9%	13,772	4.1%	6.8%
Philadelphia, PA Area	4	1,147	4,696	5.0%	4,674	5.4%	0.5%	16,780	4.5%	13,950	4.1%	20.3%
San Diego, CA Area	3	706	2,882	3.0%	3,196	3.7%	-9.8%	14,265	3.8%	13,696	4.0%	4.2%
San Francisco - Oakland, CA Metro Area	6	1,416	7,122	7.5%	5,610	6.5%	27.0%	24,687	6.6%	20,336	6.0%	21.4%
Seattle, WA Area	2	608	4,496	4.7%	3,661	4.2%	22.8%	15,380	4.1%	13,929	4.1%	10.4%
Tampa, FL Area	4	875	2,936	3.1%	2,597	3.0%	13.1%	12,819	3.4%	9,827	2.9%	30.4%
Washington DC - MD - VA Area	11	2,698	13,783	14.5%	15,395	17.8%	-10.5%	55,964	14.9%	57,266	16.9%	-2.3%
Other Areas	45	7,558	21,075	22.2%	19,255	22.3%	9.5%	94,377	25.2%	85,440	25.2%	10.5%

Total Portfolio	122	25,573	$94,732	100.0%	$86,505	100.0%	9.5%	$374,456	100.0%	$338,767	100.0%	10.5%

NOTES:

(1)	The above pro forma table presents the 94 hotel properties included in Company’s continuing operations and the 28 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of the periods presented.

(2)	The above pro forma table includes hotel operating profit for 100% of the 94 hotel properties included in the Company’s continuting operations and the Company’s 71.74% share of the 28 hotels included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of the periods presented.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

TOTAL ENTERPRISE VALUE

December 31, 2012

(dollars in thousands)

(Unaudited)

December 31, 2012
End of quarter common shares outstanding	68,151
Partnership units outstanding (common share equivalents)	17,610
Combined common shares and partnership units outstanding	85,761
Common stock price at quarter end	$10.51
Market capitalization at quarter end	$901,348
Series A preferred stock	$41,430
Series D preferred stock	$236,718
Series E preferred stock	$115,750
Consolidated debt on balance sheet date	$2,339,410
Joint venture partners’ share of consolidated debt	$(36,210)
Ashford’s share of Highland portfolio debt	$808,889
Cash and cash equivalents	$(185,935)

Total enterprise value (TEV) as of December 31, 2012	$4,221,400

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Ashford Hospitality Trust, Inc.

Anticipated Capital Expenditures Calendar

Legacy Hotels (a)

		2012
	Rooms	1st Quarter Actual	2nd Quarter Actual	3rd Quarter Actual	4th Quarter Actual
Hilton Santa Fe	157	x	x		x
Hilton Capital	408	x	x
Crowne Plaza Key West	160	x	x
Embassy Suites Flagstaff	119	x	x
SpringHill Suites Manhattan Beach	164	x	x
Hilton Costa Mesa	486	x		x	x
Sheraton San Diego Mission Valley	260	x		x	x
Courtyard Hartford Manchester	90	x			x
Embassy Suites Walnut Creek	249	x
Courtyard Seattle Downtown Lake Union	250	x
Embassy Suites Portland Downtown	276	x
Courtyard Philadelphia Downtown	498	x
Embassy Suites Houston	150	x
Hilton Nassau Bay	243	x
Courtyard Basking Ridge	235	x
Courtyard Oakland Airport	156	x
Embassy Suites Santa Clara	257	x
Historic Inn Annapolis	124	x
Marriott Bridgewater	347	x
Residence Inn Jacksonville	120	x
Residence Inn Las Vegas	256	x
Springhill Suites Buford Mall of Georgia	96	x
Springhill Suites Charlotte	136	x
Springhill Suites Philadelphia	199	x
Sheraton Indy City Center	371		x	x	x
Hampton Inn Evansville	141		x	x	x
Courtyard Atlanta Alpharetta	154		x
Residence Inn Palm Desert	130			x	x
Residence Inn Dallas Plano	126			x	x
Courtyard Ft.Lauderdale Weston	174			x	x
Courtyard Palm Desert	151			x	x
Residence Inn Salt Lake City	144			x	x
Hilton LaJolla Torrey Pines	296				x
Courtyard Dallas Plano in Legacy Park	153				x
Embassy Suites Dulles	150				x
Embassy Suites East Syracuse	215				x
Residence Inn Lake Buena Vista	210				x
Hilton Garden Inn Jacksonville	119				x
Residence Inn Atlanta Buckhead Lenox Park	150				x
Residence Inn Fairfax	159				x
Embassy Suites Palm Beach Garden	160
Hampton Inn Lawrenceville	86
Courtyard Marriott Village at LBV	312
Marriott Dallas Plano Legacy	404
Marriott Seattle Waterfront	358
Marriott Crystal Gateway	697
Hampton Inn Terre Haute	112
Hampton Inn Buford	92
Residence Inn San Diego Sorrento Mesa	150
Residence Inn Newark	168
Courtyard Bloomington	117
Embassy Suites Dallas	150
Embassy Suites Orlando	174

(a)	Only hotels which have had or are expected to have significant capital expenditures that could result in displacement during 2012-2013 are included in this table.

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Ashford Hospitality Trust, Inc.

Anticipated Capital Expenditures Calendar

Legacy Hotels (a)

		2013
	Rooms	1st Quarter Estimated	2nd Quarter Estimated	3rd Quarter Estimated	4th Quarter Estimated
Hilton Santa Fe	157	x
Hilton Capital	408
Crowne Plaza Key West	160
Embassy Suites Flagstaff	119
SpringHill Suites Manhattan Beach	164
Hilton Costa Mesa	486	x
Sheraton San Diego Mission Valley	260	x
Courtyard Hartford Manchester	90	x
Embassy Suites Walnut Creek	249	x	x
Courtyard Seattle Downtown Lake Union	250	x
Embassy Suites Portland Downtown	276				x
Courtyard Philadelphia Downtown	498				x
Embassy Suites Houston	150
Hilton Nassau Bay	243
Courtyard Basking Ridge	235
Courtyard Oakland Airport	156
Embassy Suites Santa Clara	257
Historic Inn Annapolis	124
Marriott Bridgewater	347
Residence Inn Jacksonville	120
Residence Inn Las Vegas	256
Springhill Suites Buford Mall of Georgia	96
Springhill Suites Charlotte	136
Springhill Suites Philadelphia	199
Sheraton Indy City Center	371
Hampton Inn Evansville	141
Courtyard Atlanta Alpharetta	154
Residence Inn Palm Desert	130	x
Residence Inn Dallas Plano	126
Courtyard Ft.Lauderdale Weston	174
Courtyard Palm Desert	151
Residence Inn Salt Lake City	144
Hilton LaJolla Torrey Pines	296	x	x
Courtyard Dallas Plano in Legacy Park	153	x
Embassy Suites Dulles	150	x
Embassy Suites East Syracuse	215	x
Residence Inn Lake Buena Vista	210	x
Hilton Garden Inn Jacksonville	119			x
Residence Inn Atlanta Buckhead Lenox Park	150				x
Residence Inn Fairfax	159
Embassy Suites Palm Beach Garden	160	x	x
Hampton Inn Lawrenceville	86	x
Courtyard Marriott Village at LBV	312		x	x
Marriott Dallas Plano Legacy	404		x
Marriott Seattle Waterfront	358			x	x
Marriott Crystal Gateway	697			x
Hampton Inn Terre Haute	112			x
Hampton Inn Buford	92			x
Residence Inn San Diego Sorrento Mesa	150				x
Residence Inn Newark	168				x
Courtyard Bloomington	117				x
Embassy Suites Dallas	150				x
Embassy Suites Orlando	174				x

(a)	Only hotels which have had or are expected to have significant capital expenditures that could result in displacement during 2012-2013 are included in this table.

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PIM Highland Holding LLC

Anticipated Capital Expenditures Calendar

Highland Hotels (a)

		2012
	Rooms	1st Quarter Actual	2nd Quarter Actual	3rd Quarter Actual	4th Quarter Actual
Courtyard Boston Tremont	315	x	x	x	x
Courtyard Savannah	156	x	x		x
The Melrose	240	x	x		x
Marriott San Antonio Plaza	251	x	x		x
Hilton Garden Inn Virginia Beach	176	x	x
Ritz-Carlton Atlanta	444	x
The Churchill	173	x
Hyatt Regency Wind Watch	358		x	x	x
Marriott Omaha	300			x	x
Marriott Sugarland	300				x
Hyatt Regency Savannah	351				x
Hilton Boston Back Bay	390
Hilton Parsippany	354
Marriott DFW	491
Silversmith	143
Hilton Garden Inn BWI	158
Hilton Garden Inn Austin	254

		2013
	Rooms	1st Quarter Estimated	2nd Quarter Estimated	3rd Quarter Estimated	4th Quarter Estimated
Courtyard Boston Tremont	315	x	x	x	x
Courtyard Savannah	156	x
The Melrose	240	x
Marriott San Antonio Plaza	251	x
Hilton Garden Inn Virginia Beach	176		x
Ritz-Carlton Atlanta	444
The Churchill	173
Hyatt Regency Wind Watch	358	x	x	x	x
Marriott Omaha	300
Marriott Sugarland	300	x			x
Hyatt Regency Savannah	351	x
Hilton Boston Back Bay	390	x	x
Hilton Parsippany	354		x	x	x
Marriott DFW	491		x	x
Silversmith	143		x	x
Hilton Garden Inn BWI	158			x
Hilton Garden Inn Austin	254		x

(a)	Only hotels which have had or are expected to have significant capital expenditures that could result in displacement during 2012-2013 are included in this table.

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